UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  May 12, 2015

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 12, 2015, a complaint was filed by the U.S. Securities and Exchange Commission (the “SEC”) against ITT Educational Services, Inc. (the “Company”) and its Chief Executive Officer and Chief Financial Officer in the United States District Court for the Southern District of Indiana under the following caption: United States Securities and Exchange Commission v. ITT Educational Services, Inc., Kevin M. Modany and Daniel M. Fitzpatrick.  The complaint relates to the matters addressed in the Wells notice that the Company previously received and disclosed.  The complaint is a civil enforcement action and alleges that the defendants engaged in a fraudulent scheme and course of business and made various false and misleading statements and omissions to defraud the Company’s investors.  A copy of the complaint can be found on the SEC’s website.

The Company was surprised by this action and disappointed that the Commission allowed this matter to go forward despite fundamental flaws in their case.  The SEC does not credit the findings of the Audit Committee investigation that disputed key SEC allegations.  The SEC ignored the fact that the very auditors that were allegedly “misled” stayed on as the Company’s auditors, even after being informed of the SEC’s allegations, and later delivered an audit opinion.  Nowhere in the complaint is there a citation to a document or email that evidenced any intent to deceive anyone.  The Company believes that the SEC could not do so because there was no intent to deceive.  The Company believes there are many other major flaws in the SEC’s case.  In essence, the Company believes this is little more than a “fraud by hindsight” case that will not withstand judicial scrutiny.  The Company remains of the belief that any perceived shortcomings related to the complex accounting matters involved were acts taken in good faith and are being mischaracterized by the SEC as deception.

Nevertheless, the Company takes seriously the SEC action and will vigorously defend itself against the unjustified charges.  Moreover, the Company’s Board of Directors is heightening its oversight of the process leading up to the filing of the Company’s late Form 10-K for 2014.  It is expected that the Form 10-K with audited financials will be filed in a matter of weeks, though no assurance can be given that the current estimated timetable will be met.

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of the company’s late filings with the SEC, including the 2014 Form 10-K and the first quarter 2015 Form 10-Q; the impact of the adverse actions by the U.S. Department of Education (the “ED”) related to the SEC’s action, the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date, and any failure to submit its 2014 audited financial statements and 2014 compliance audits to the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; actions by the New York Stock Exchange to delist the company’s common stock; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; issues related to the restatement of the company’s financial statements for the first three quarters of 2013; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company's ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015

ITT Educational Services, Inc.

By:           /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
Administrative and Legal Officer and Secretary